FOR IMMEDIATE RELEASE

Investor and Analyst Contact:	Media Contact:
Jeffrey S. Beyersdorfer	Gary W. Hanson
(602) 286-1530	(602) 286-1777

WESTERN REFINING ANNOUNCES THIRD QUARTER 2012 RESULTS

EL PASO, Texas - November 1, 2012 - Western Refining, Inc. (NYSE: WNR) today reported third quarter 2012 net income, excluding special items, of $105.2 million, or $0.99 per diluted share. This compares to third quarter 2011 net income, excluding special items, of $146.4 million, or $1.37 per diluted share. Including special items, the Company recorded third quarter 2012 net income of $6.3 million, or $0.07 per diluted share, as compared to net income of $84.9 million, or $0.81 per diluted share for the third quarter of 2011. The special item in the third quarter of 2012 was a non-cash, pre-tax, unrealized hedging loss of $152.8 million. The quarter-on-quarter decline in net income, excluding special items, was due in large part to lower crude oil throughputs and higher costs related to the turnaround at the Gallup refinery and the planned reformer repairs at the El Paso refinery. A reconciliation of reported earnings and description of special items can be found in the accompanying financial tables.
Jeff Stevens, Western's President and Chief Executive Officer, said, “We continue to reinvest in the business. During the quarter we made progress on a number of projects that will have a positive long-term impact for Western. The planned turnaround and expansion of our Gallup refinery started in September and was completed in mid-October. This is the first full plant turnaround at Gallup since Western acquired the refinery as part of the 2007 Giant acquisition. We believe the increased throughputs and reliability will have a positive impact on Gallup's performance going forward. We also announced a stock repurchase program and doubled our dividend in the third quarter."
For the third quarter of 2012, Adjusted EBITDA was $236.3 million compared to Adjusted EBITDA of $296.9 million for the third quarter of 2011. Total debt as of September 30, 2012 was $495.8 million and cash was $509.8 million. In the past 12 months, the Company has reduced total debt by $566.6 million.
Looking forward, Stevens said, "The fourth quarter is off to a great start. In October, we saw some of the strongest margins of the year and Western is well positioned to benefit from this margin environment. Looking forward to 2013, we are focused on implementing high return capital projects, returning cash to our shareholders, and continuing to build cash. We believe these priorities will result in strong future financial results for the Company and are positive for our shareholders."
Conference Call Information
A conference call is scheduled for Thursday, November 1, 2012, at 11:00 a.m. ET to discuss Western's financial results. A slide presentation will be available for reference during the conference call. The call, press release, and slide presentation can be accessed on the Investor Relations section on Western's website, www.wnr.com. The call can also be heard by dialing (866) 566-8590 or (702) 224-9819, passcode: 31527696. The audio replay will be available two hours after the end of the call through November 8, 2012, by dialing (800) 585-8367 or (404) 537-3406, passcode: 31527696.

Non-GAAP Financial Measures
In a number of places in the press release and related tables, we have excluded the impact of the non-cash unrealized net gains and losses from our commodity hedging activities and the non-cash loss on extinguishment of debt for the periods ended September 30, 2012 and 2011. We have excluded these amounts to provide a better analysis of changes in our business from period-to-period.

About Western Refining
Western Refining, Inc. is an independent refining and marketing company headquartered in El Paso, Texas. Western operates refineries in El Paso and Gallup, New Mexico.Western's asset portfolio also includes stand-alone refined products terminals in Albuquerque and Bloomfield, New Mexico, asphalt terminals in Albuquerque, El Paso, and Phoenix and Tucson, Arizona, retail service stations and convenience stores in Arizona, Colorado, New Mexico, and Texas, a fleet of crude oil and finished product truck transports, and wholesale petroleum products operations in Arizona, California, Colorado, Maryland, Nevada, New Mexico, Texas, and Virginia. More information about the Company is available at www.wnr.com.

Cautionary Statement on Forward-Looking Statements
This press release contains forward-looking statements covered by the safe harbor provisions of the PSLRA. The forward-looking statements contained herein include statements about: continued reinvestment in our business; continued progress on projects and positive long-term impact from such projects; increased throughputs and reliability at Gallup and the positive impact thereof on Gallup's performance; future repurchases of stock under our stock repurchase program; strong margins and our ability to benefit from such margins; our ability to build cash, implement high return capital projects, and/or return cash to our shareholders; and, strong future financial results. These statements are subject to the general risks inherent in the Company's business. These expectations may or may not be realized. Some of these expectations may be based upon assumptions or judgments that prove to be incorrect. In addition, Western's business and operations involve numerous risks and uncertainties, many of which are beyond Western's control, which could result in Western's expectations not being realized, or otherwise materially affect Western's financial condition, results of operations, and cash flows. Additional information relating to the uncertainties affecting Western's business is contained in the Company's filings with the Securities and Exchange Commission. The forward-looking statements are only as of the date made, and Western does not undertake any obligation to (and expressly disclaims any obligation to) update any forward-looking statements to reflect events or circumstances after the date such statements were made, or to reflect the occurrence of unanticipated events.

Consolidated Financial Data
The following tables set forth our summary historical financial and operating data for the periods indicated below:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
	(In thousands, except per share data)
Statements of Operations Data
Net sales (1)	$2,446,317	$2,397,139	$7,254,877	$6,794,611
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization) (1)	2,207,424	2,053,409	6,343,610	5,854,320
Direct operating expenses (exclusive of depreciation and amortization) (1)	127,884	109,159	360,257	337,571
Selling, general, and administrative expenses	26,986	27,153	80,083	75,987
Gain on disposal of assets, net	—	—	(1,891)	(3,630)
Maintenance turnaround expense	31,065	632	33,377	1,336
Depreciation and amortization	23,577	35,581	69,108	105,301
Total operating costs and expenses	2,416,936	2,225,934	6,884,544	6,370,885
Operating income	29,381	171,205	370,333	423,726
Other income (expense):
Interest income	165	114	560	345
Interest expense and other financing costs	(18,000)	(33,195)	(63,930)	(101,191)
Amortization of loan fees	(1,641)	(2,295)	(5,219)	(6,869)
Loss on extinguishment of debt	—	—	(7,654)	(4,641)
Other, net	(646)	(5,206)	637	(4,038)
Income before income taxes	9,259	130,623	294,727	307,332
Provision for income taxes	(2,961)	(45,695)	(103,429)	(110,108)
Net income	$6,298	$84,928	$191,298	$197,224
Basic earnings per share	$0.07	$0.94	$2.11	$2.17
Diluted earnings per share	$0.07	$0.81	$1.84	$1.90
Cash dividends declared per common share	$0.08	$—	$0.16	$—
Weighted average basic shares outstanding	90,134	89,176	89,835	88,878
Weighted average dilutive shares outstanding	90,134	109,935	110,412	109,733
Cash Flow Data
Net cash provided by (used in):
Operating activities	$247,440	$255,789	$596,297	$400,551
Investing activities	(71,325)	(18,678)	89,924	(33,045)
Financing activities	(12,368)	(7,681)	(347,206)	(24,783)
Other Data
Adjusted EBITDA (2)	$236,326	$296,884	$785,206	$641,583
Capital expenditures	71,326	18,653	130,723	44,655
Balance Sheet Data (at end of period)
Cash and cash equivalents			$509,844	$402,635
Working capital			700,767	673,196
Total assets			2,620,130	3,021,390
Total debt			495,789	1,062,362
Stockholders’ equity			999,271	882,970

(1)
Excludes $1,281.3 million, $3,810.4 million, $1,391.7 million, and $3,677.7 million of intercompany sales; $1,279.3 million, $3,805.1 million, $1,388.1 million, and $3,668.8 million of intercompany cost of products sold; and $2.0 million, $5.3 million, $3.6 million, and $8.9 million of intercompany direct operating expenses for the three and nine months ended September 30, 2012 and 2011, respectively. Cost of products sold includes $73.1 million and $152.8 million in net realized and net non-cash unrealized losses, respectively, from hedging activities for the three months ended September 30, 2012 and $108.5 million and $311.2 million in net realized and net non-cash unrealized losses, respectively, from hedging activities for the nine months ended September 30, 2012. Cost of products sold includes $11.3 million and $94.6 million in net realized and net non-cash unrealized losses, respectively, and $58.4 million and $114.9 million in net realized and net unrealized non-cash losses, respectively, from hedging activities for the three and nine months ended September 30, 2011, respectively.

(2)
Adjusted EBITDA represents earnings before interest expense and other financing costs, amortization of loan fees, provision for income taxes, depreciation, amortization, maintenance turnaround expense, and certain other non-cash income and expense items. However, Adjusted EBITDA is not a recognized measurement under United States generally accepted accounting principles, or GAAP. Our management believes that the presentation of Adjusted EBITDA is useful to investors because it is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. In addition, our management believes that Adjusted EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry because the calculation of Adjusted EBITDA generally eliminates the effects of financings, income taxes, the accounting effects of significant turnaround activities (which many of our competitors capitalize and thereby exclude from their measures of EBITDA), and certain non-cash charges, which are items that may vary for different companies for reasons unrelated to overall operating performance.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for significant turnaround activities, capital expenditures, or contractual commitments;

•	Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our debt;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; and

•	Adjusted EBITDA, as we calculate it, may differ from the Adjusted EBITDA calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure.
Because of these limitations, Adjusted EBITDA should not be considered a measure of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally. The following table reconciles net income to Adjusted EBITDA for the periods presented:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
	(In thousands)
Net income	$6,298	$84,928	$191,298	$197,224
Interest expense and other financing costs	18,000	33,195	63,930	101,191
Provision for income taxes	2,961	45,695	103,429	110,108
Amortization of loan fees	1,641	2,295	5,219	6,869
Depreciation and amortization	23,577	35,581	69,108	105,301
Maintenance turnaround expense	31,065	632	33,377	1,336
Loss on extinguishment of debt	—	—	7,654	4,641
Unrealized loss on commodity hedging transactions (a)	152,784	94,558	311,191	114,913
Adjusted EBITDA	$236,326	$296,884	$785,206	$641,583

(a)Adjusted EBITDA for the three and nine months ended September 30, 2011 as previously reported has been adjusted for the impact of net non-cash unrealized gains and losses related to our commodity hedging transactions. We believe the inclusion of this component of net income provides a better representation of Adjusted EBITDA given the non-cash and potentially volatile nature of commodity hedging.

Refining Segment

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
	(In thousands, except per barrel data)
Statement of Operations Data:
Net sales (including intersegment sales)	$2,101,821	$2,279,022	$6,417,032	$6,248,365
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization) (1)	1,918,395	1,993,683	5,686,430	5,464,555
Direct operating expenses (exclusive of depreciation and amortization)	85,848	74,485	237,536	241,567
Selling, general, and administrative expenses	6,222	7,336	19,278	20,233
Gain on disposal of assets, net	—	—	(1,382)	(3,630)
Maintenance turnaround expense	31,065	632	33,377	1,336
Depreciation and amortization	19,477	31,440	56,828	92,633
Total operating costs and expenses	2,061,007	2,107,576	6,032,067	5,816,694
Operating income	$40,814	$171,446	$384,965	$431,671
Key Operating Statistics
Total sales volume (bpd) (2)	184,728	201,382	187,564	186,141
Total refinery production (bpd)	141,712	147,491	146,662	139,344
Total refinery throughput (bpd) (3)	144,198	149,556	148,981	141,453
Per barrel of throughput:
Refinery gross margin (1)(4)	$13.83	$20.74	$17.90	$20.30
Gross profit (1)(4)	12.36	18.45	16.51	17.90
Direct operating expenses (5)	6.47	5.41	5.82	6.26

The following tables set forth our summary refining throughput and production data for the periods and refineries presented:
All Refineries

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Key Operating Statistics
Refinery product yields (bpd):
Gasoline	72,751	76,853	75,872	73,861
Diesel and jet fuel	59,414	61,234	61,132	56,865
Residuum	5,924	5,748	5,582	5,167
Other	3,623	3,656	4,076	3,451
Total refinery production (bpd)	141,712	147,491	146,662	139,344
Refinery throughput (bpd):
Sweet crude oil	111,922	123,677	114,055	113,043
Sour or heavy crude oil	23,133	19,007	24,163	19,573
Other feedstocks and blendstocks	9,143	6,872	10,763	8,837
Total refinery throughput (bpd) (3)	144,198	149,556	148,981	141,453

El Paso Refinery

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Key Operating Statistics
Refinery product yields (bpd):
Gasoline	60,105	60,012	60,673	57,763
Diesel and jet fuel	53,609	54,016	54,447	50,037
Residuum	5,924	5,748	5,582	5,167
Other	2,938	2,879	3,234	2,679
Total refinery production (bpd)	122,576	122,655	123,936	115,646
Refinery throughput (bpd):
Sweet crude oil	93,703	101,797	93,134	91,221
Sour or heavy crude oil	23,133	19,007	24,163	19,573
Other feedstocks and blendstocks	7,528	3,473	8,338	6,437
Total refinery throughput (bpd) (3)	124,364	124,277	125,635	117,231
Total sales volume (bpd) (2)	151,161	165,235	154,267	151,795
Per barrel of throughput:
Refinery gross margin (1)(4)	$28.40	$27.48	$27.37	$24.05
Direct operating expenses (5)	5.21	3.48	4.55	4.38

Gallup Refinery

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Key Operating Statistics
Refinery product yields (bpd):
Gasoline	12,646	16,841	15,199	16,098
Diesel and jet fuel	5,805	7,218	6,685	6,828
Other	685	777	842	772
Total refinery production (bpd)	19,136	24,836	22,726	23,698
Refinery throughput (bpd):
Sweet crude oil	18,219	21,880	20,921	21,822
Other feedstocks and blendstocks	1,615	3,399	2,425	2,400
Total refinery throughput (bpd) (3)	19,834	25,279	23,346	24,222
Total sales volume (bpd) (2)	33,567	35,270	33,276	34,031
Per barrel of throughput:
Refinery gross margin (1)(4)	$29.48	$35.47	$27.63	$28.23
Direct operating expenses (5)	10.97	7.68	9.04	8.27

The following table reconciles combined gross profit for all refineries to combined gross margin for all refineries for the periods presented:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
	(In thousands, except per barrel data)
Net sales (including intersegment sales)	$2,101,821	$2,279,022	$6,417,032	$6,248,365
Cost of products sold (exclusive of depreciation and amortization)	1,918,395	1,993,683	5,686,430	5,464,555
Depreciation and amortization	19,477	31,440	56,828	92,633
Gross profit	163,949	253,899	673,774	691,177
Plus depreciation and amortization	19,477	31,440	56,828	92,633
Refinery gross margin	$183,426	$285,339	$730,602	$783,810
Refinery gross margin per refinery throughput barrel	$13.83	$20.74	$17.90	$20.30
Gross profit per refinery throughput barrel	$12.36	$18.45	$16.51	$17.90

(1)
Cost of products sold for the combined refining segment includes $47.1 million and $152.8 million of net realized and net non-cash unrealized hedging losses, respectively, and $84.9 million and $311.2 million of net realized and net non-cash unrealized hedging losses, respectively, for the three and nine months ended September 30, 2012, respectively. Cost of products sold for the combined refining segment includes $17.1 million and $98.3 million of net realized and net non-cash unrealized hedging losses, respectively, and $62.6 million and $116.9 million of net realized and net non-cash unrealized hedging losses, respectively, for the three and nine months ended September 30, 2011, respectively. The net non-cash unrealized hedging gains and losses are also included in the combined gross profit and refinery gross margin.

(2)
Sales volume includes sales of refined products sourced primarily from our refinery production as well as refined products purchased from third parties. We purchase additional refined products from third parties to supplement supply to our customers. These products are similar to the products that we currently manufacture and represented 15.1% and 13.3% of our total consolidated sales volumes for the three and nine months ended September 30, 2012, respectively. The majority of the purchased refined products are distributed through our wholesale refined product sales activities in the Mid-Atlantic region where we satisfy our refined product customer sales requirements through a third-party supply agreement.

(3)	Total refinery throughput includes crude oil and other feedstocks and blendstocks.

(4)
Refinery gross margin is a per barrel measurement calculated by dividing the difference between net sales and cost of products sold by our refineries’ total throughput volumes for the respective periods presented. Net realized and net non-cash unrealized economic hedging gains and losses included in the combined refining segment gross margin are not allocated to the individual refineries. Cost of products sold does not include any depreciation or amortization. Refinery gross margin is a non-GAAP performance measure that we believe is important to investors in evaluating our refinery performance as a general indication of the amount above our cost of products that we are able to sell refined products. Each of the components used in this calculation (net sales and cost of products sold) can be reconciled directly to our statement of operations. Our calculation of refinery gross margin may differ from similar calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure.

(5)
Refinery direct operating expenses per throughput barrel is calculated by dividing direct operating expenses by total throughput volumes for the respective periods presented. Direct operating expenses do not include any depreciation or amortization.

Wholesale Segment

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
	(In thousands, except per gallon data)
Statement of Operations Data
Net sales (including intersegment sales)	$1,303,750	$1,251,766	$3,739,836	$3,553,787
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	1,282,657	1,217,783	3,656,539	3,463,033
Direct operating expenses (exclusive of depreciation and amortization)	17,215	17,168	52,315	49,230
Selling, general, and administrative expenses	2,483	3,075	7,607	7,992
Gain on disposal of assets, net	—	—	(509)	—
Depreciation and amortization	922	1,033	2,826	3,257
Total operating costs and expenses	1,303,277	1,239,059	3,718,778	3,523,512
Operating income	$473	$12,707	$21,058	$30,275
Operating Data
Fuel gallons sold (in thousands)	411,024	400,277	1,164,398	1,141,867
Fuel margin per gallon (1)	$0.04	$0.07	$0.06	$0.07
Lubricant sales	$33,052	$30,888	$96,939	$86,242
Lubricant margin (2)	9.9%	11.2%	10.0%	12.0%

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
	(In thousands, except per gallon data)
Net Sales
Fuel sales	$1,355,561	$1,306,021	$3,887,313	$3,719,216
Excise taxes included in fuel sales	(93,023)	(92,841)	(270,096)	(275,555)
Lubricant sales	33,052	30,888	96,939	86,242
Other sales	8,160	7,698	25,680	23,884
Net sales	$1,303,750	$1,251,766	$3,739,836	$3,553,787
Cost of Products Sold
Fuel cost of products sold	$1,341,229	$1,280,306	$3,826,462	$3,653,258
Excise taxes included in fuel cost of products sold	(93,023)	(92,841)	(270,096)	(275,555)
Lubricant cost of products sold	29,791	27,426	87,271	75,850
Other cost of products sold	4,660	2,892	12,902	9,480
Cost of products sold	$1,282,657	$1,217,783	$3,656,539	$3,463,033
Fuel margin per gallon (1)	$0.04	$0.07	$0.06	$0.07

(1)
Wholesale fuel margin per gallon is a function of the difference between wholesale fuel sales and cost of fuel sales divided by the number of total gallons sold less gallons sold to our retail segment. Fuel margin per gallon is a measure frequently used in the petroleum products wholesale industry to measure operating results related to fuel sales.

(2)
Lubricant margin is a measurement calculated by dividing the difference between lubricant sales and lubricant cost of products sold by lubricant sales. Lubricant margin is a measure frequently used in the petroleum products wholesale industry to measure operating results related to lubricant sales.

Retail Segment

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
	(In thousands, except per gallon data)
Statement of Operations Data
Net sales (including intersegment sales)	$322,059	$258,001	$908,398	$670,163
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	285,690	230,001	805,697	595,514
Direct operating expenses (exclusive of depreciation and amortization)	26,816	21,098	75,739	55,696
Selling, general, and administrative expenses	2,058	2,010	5,967	5,032
Depreciation and amortization	2,736	2,410	7,858	7,232
Total operating costs and expenses	317,300	255,519	895,261	663,474
Operating income	$4,759	$2,482	$13,137	$6,689
Operating Data
Fuel gallons sold (in thousands)	77,695	62,170	216,220	160,133
Fuel margin per gallon (1)	$0.20	$0.18	$0.20	$0.18
Merchandise sales	$67,056	$55,478	$186,542	$148,596
Merchandise margin (2)	28.6%	27.9%	29.1%	28.2%
Operating retail outlets at period end			222	172

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
	(In thousands, except per gallon data)
Net Sales
Fuel sales	$274,833	$218,261	$776,110	$562,692
Excise taxes included in fuel sales	(29,211)	(22,092)	(82,714)	(59,757)
Merchandise sales	67,056	55,478	186,542	148,596
Other sales	9,381	6,354	28,460	18,632
Net sales	$322,059	$258,001	$908,398	$670,163
Cost of Products Sold
Fuel cost of products sold	$259,645	$207,229	$733,874	$534,227
Excise taxes included in fuel cost of products sold	(29,211)	(22,092)	(82,714)	(59,757)
Merchandise cost of products sold	47,892	39,976	132,227	106,659
Other cost of products sold	7,364	4,888	22,310	14,385
Cost of products sold	$285,690	$230,001	$805,697	$595,514
Fuel margin per gallon (1)	$0.20	$0.18	$0.20	$0.18

(1)
Fuel margin per gallon is a measurement calculated by dividing the difference between fuel sales and cost of fuel sales for our retail segment by the number of gallons sold. Fuel margin per gallon is a measure frequently used in the convenience store industry to measure operating results related to fuel sales.

(2)
Merchandise margin is a measurement calculated by dividing the difference between merchandise sales and merchandise cost of products sold by merchandise sales. Merchandise margin is a measure frequently used in the convenience store industry to measure operating results related to merchandise sales.

Reconciliation of Special Items
We present certain additional financial measures below and elsewhere in this press release that are non-GAAP measures within the meaning of Regulation G under the Securities Exchange Act of 1934.
We present these non-GAAP measures to provide investors with additional information to analyze our performance from period to period. We believe it is useful for investors to understand our financial performance excluding these special items so that investors can see the operating trends underlying our business. Investors should not consider these non-GAAP measures in isolation from, or as a substitute for, the financial information that we report in accordance with GAAP. These non-GAAP measures reflect subjective determinations by management, and may differ from similarly titled non-GAAP measures presented by other companies.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
	(In thousands, except per share data)
Reported diluted earnings per share	$0.07	$0.81	$1.84	$1.90
Income before income taxes	$9,259	$130,623	$294,727	$307,332
Unrealized loss on commodity hedging transactions	152,784	94,558	311,191	114,913
Loss on extinguishment of debt	—	—	7,654	4,641
Earnings before income taxes excluding special items	162,043	225,181	613,572	426,886
Recomputed income taxes after special items	(56,861)	(78,768)	(215,302)	(152,953)
Net income excluding special items	$105,182	$146,413	$398,270	$273,933
Diluted earnings per share excluding special items	$0.99	$1.37	$3.71	$2.60

Net income excluding special items for the three months ended September 30, 2012 is computed using our effective tax rate for the nine months ended September 30, 2012 because we believe the use of the higher tax rate more accurately depicts the applicable tax rate when special items are excluded from our reported net income. Diluted earnings per share, excluding special items, includes tax-effected interest related to our convertible debt in the numerator and includes 20.63 million and 20.58 million as-if converted shares for our convertible debt and restricted stock in the denominator for the three and nine months ended September 30, 2012, respectively.